                                EXHIBIT (6)(c)
                                --------------

                          Form of Operating Agreement
                     between Transamerica Investors, Inc.
                           and Charles Schwab & Co.

CHARLES SCHWAB
Mutual Fund Marketplace(R)


                              OPERATING AGREEMENT

      This Agreement is made as of __________, 199__, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company executing this Agreement ("Fund Company"), on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"). In the event there are no series or classes of shares listed on
Schedule I, then the term "Fund(s)" shall mean "Fund Company".

      WHEREAS Fund Company wishes to have shares of the Fund(s) available for purchase and redemption by Schwab's brokerage customers through Schwab's Mutual Fund Marketplace ("MFMP");

      WHEREAS certain policies, procedures and information are necessary to enable the Fund(s) to participate in the MFMP; and

      WHEREAS Schwab is willing to permit the Fund(s) to participate in its MFMP pursuant to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

      1.   Operating Procedures
           --------------------

           Schwab will open an omnibus account (the "Account") with each Fund through which it will purchase and redeem shares, settle transactions, reconcile transactions, obtain pricing, reinvest distributions and maintain records in accordance with the Operating Procedures set forth in Exhibit A hereto. In addition, the parties agree to transfer accounts, communicate with Fund shareholders and perform other obligations in accordance with the Operating Procedures.

      2.   Registration Requirements
           -------------------------

           a. Schwab will only place purchase orders for shares of a Fund on behalf of its customers whose addresses recorded on Schwab's books are in states or other jurisdictions in which Fund Company has advised Schwab that such Fund has registered or qualified its shares for sale under applicable law. Fund Company shall advise Schwab immediately if any such registration or qualification is terminated or if it wishes Schwab not to place purchase orders for a Fund on behalf of its customers who reside in a particular state or other jurisdiction.

           b. Schwab will, upon request, (i) furnish Fund Company with monthly written statements of the number of shares of each Fund purchased on behalf of Schwab customers resident in one or more states or other jurisdictions indicated by Fund Company or (ii) on a daily basis, transmit to an electronic database provider with whom Schwab has established effective systems interfaces information regarding the number of shares of each Fund sold in each state for retrieval by Fund Company. Fund Company shall be responsible for all reasonable fees and other reasonable charges of such database provider in connection with Schwab's transmission of such information to and Fund Company's retrieval of such information from such database provider.

           c. Fund Company agrees that any recission offer that is made to shareholders who own shares directly with a Fund will also be made to Schwab customers who would be entitled to such recission offer if they owned shares directly with the Fund. Fund Company will provide Schwab with a letter on Fund Company letterhead containing the terms of any such recission offer, and Schwab may send this writing, or any derivation thereof, to the affected Schwab customers. To assist Fund Company in effecting any such recission offer, Schwab agrees to provide Fund Company with relevant information regarding any affected Schwab customer, including the account number, the number of shares purchased and redeemed, if any, the dates of the purchase(s) and redemption(s), if any, and the dollar amount of such transactions.

     3.    Compliance Responsibilities
           ---------------------------

           a. Fund Company is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material of or relating to each Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by Schwab which contains an untrue statement of material fact or an omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by Fund Company or any Affiliate (defined below) or accurately derived from information published or provided by them), (ii) the distribution and tabulation of proxies in accordance with all applicable laws, rules and regulations (except for such proxy related services provided by Schwab's mailing agent), (iii) the registration or qualification of the shares of each Fund under all applicable laws, rules and regulations, and (iv) the compliance by Fund Company and each "affiliated person" of Fund Company as that term is defined under the Investment Company Act of 1940, as amended ("1940 Act"), herein referred to as "Affiliate" with all applicable laws, rules and regulations (including the 1940 Act and the Investment Advisers Act of 1940, as amended), and the rules and regulations of each self-regulatory organization with jurisdiction over Fund Company or Affiliate, except to the extent that the failure to so comply by Fund Company or any Affiliate is caused by Schwab's breach of this Agreement.

           b. In the event that the Account holds more than five percent (5%) of the outstanding Fund shares, Fund Company will be responsible for requesting Schwab to confirm its status as shareholder of record and to confirm whether any Schwab customer beneficially owns more than five percent (5%) of the outstanding Fund shares through its Schwab brokerage account. For this purpose, Fund Company shall indicate in its inquiry the number of Fund shares that equal five percent (5%) of outstanding Fund shares. Schwab shall promptly reply to any such inquiries.

           c. Schwab is responsible for Schwab's compliance with all applicable laws, rules and regulations governing Schwab's performance under this Agreement, except to the extent that Schwab's failure to comply with any law, rule or regulation is caused by Fund Company's breach of this Agreement.

           d. Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication, instruction or notice made pursuant to this Agreement shall be made orally, provided that such oral communication is on a recorded telephone line or is promptly confirmed in writing by facsimile transmission. Schwab is entitled to rely on any communications, instructions or notices which it reasonably believes were provided to it by Fund Company, any Affiliate or their agents authorized to provide such communications, instructions or notices to Schwab, and on communications, instructions or notices provided to it by its customers. Fund Company is entitled to rely on any communications, instructions or notices it reasonably believes were provided to it by Schwab, or its agents authorized to provide such communications, instructions or notices to Fund Company.

           e. Except to the extent otherwise expressly provided in this Agreement, neither party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

           f. Fund Company and each Fund shall indemnify and hold harmless Schwab and each director, officer, employee and agent of Schwab from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material generated by Fund Company or any Affiliate or accurately derived from information published or provided by Fund Company or any Affiliate,
(ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund, (iii) any breach by Fund Company of any representation, warranty or agreement contained in this Agreement, (iv) any willful misconduct or negligence by Fund Company or a Fund in the performance of, or failure to perform, its obligations under this Agreement, or (v) any action taken or omitted to be taken by Schwab pursuant to this Agreement or any other agreement related to services under this Agreement, except to the extent such Losses are caused by Schwab's breach of this Agreement or its willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 3(f) shall survive termination of this Agreement.

      4.   Representation and Warranties
           -----------------------------

           a. Fund Company represents and warrants to Schwab that each Fund is in compliance with the conditions and qualifications set forth in the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD"),
Article III, Section 26, as amended from time to time ("Section 26"), which enable an NASD member to offer or sell shares in the Fund. Fund Company represents and warrants that each Fund marked with an asterisk on Schedule I is a "no load" or "no sales charge" Fund as defined in Section 26. If a Fund, for any reason, fails to satisfy the terms and conditions of Section 26, Fund Company will notify Schwab immediately of the Fund's disqualification and the reason therefor.

           b. Schwab represents and warrants that Schwab is a member of the NASD.

     5.    Use of Parties' Names
           ---------------------

           a. Without Schwab's prior written consent, Fund Company will not cause or permit the use, description, or reference to Schwab, or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities.

           b. Fund Company authorizes Schwab to use the names or other identifying marks of, and certain information about, Fund Company and Fund in connection with the operation of the MFMP. Fund Company may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Company's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Company or such Fund, or (ii) if any of the Funds cease to be available through the MFMP; provided, however, that Schwab may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization or in the process of being prepared or printed at the time of such withdrawal.

     6.    Proprietary Information
           -----------------------

           Each party hereto acknowledges that the identities of the other party's customers, information maintained by such other party regarding those customers, and all computer programs and procedures developed by such other party or such other party's Affiliates or agents in connection with such other party's performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any list or compilation of the identities of or other information about the other party's customers, or any other property of such party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property, except
(i) with the other party's prior written consent, or (ii) as required by law or judicial process. Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

      7.   Assignability
           -------------

           This Agreement is not assignable by either party without the other party's prior written consent, and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Company, assign its rights and obligations under this Agreement to any Affiliate.

      8.   Exhibits and Schedules
           ----------------------

           All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

      9.   Amendment
           ---------

           This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except as provided in this
Section 9. Exhibit A may be amended by Schwab on forty (40) days' written notice to Fund Company or such earlier time as shall be agreed to by the parties. Exhibits B and C shall be amended by Fund Company in the event of any change to the information contained therein.

      10.  Governing Law
           -------------

           This Agreement will be governed by and interpreted under the laws of the State of California, as applied to contracts entered into and to be performed entirely within the state.

      11.  Counterparts
           ------------

           This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

      12.  Effectiveness and Termination
           -----------------------------

           a. The effective date of this Agreement as to any Fund is the later of the date set forth opposite the name of the Fund on Schedule I or the date
Schedule I is accepted by Schwab

           b. This Agreement may be terminated as to any Fund by Schwab immediately upon written notice to Fund Company. This Agreement may be terminated as to any Fund by Fund Company upon thirty (30) days' written notice to Schwab.

           c. Upon the termination date for any Fund, Schwab will no longer make the Fund shares available for purchase by Schwab's customers through the MFMP. Schwab reserves the right to transfer the Fund shares of its customers out of the Account. If Schwab continues to hold the Fund shares on behalf of its customers in the Account, the parties agree to be obligated under, and act in accordance with, the terms and conditions of this Agreement with respect to such shares.

      IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.


Charles Schwab & Co., Inc.               ___________________________
                                         [Fund Company]
                                         on its own behalf and on behalf of each
                                         of its Funds listed on Schedule I
                                         hereto as amended from time to time.

By: ____________________                 By: ____________________________
    Colleen Hummer
    Senior Vice President/Mutual Funds
    Operations Administration            Name: __________________________

                                         Title: _________________________

Date: _________________________          Date: __________________________

                                  SCHEDULE I
                          TO THE OPERATING AGREEMENT


           Funds                           Effective Date
           -----                           --------------












* Indicates that Fund is a "no load" or "no sales charge" Fund as defined in
Section 26 of the NASD's Rules of Fair Practice.


                                           _____________________________________
                                           Name of Fund Company

                                           By: _________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                           Date: _______________________________


                                           Accepted by Charles Schwab & Co. Inc.

                                           By: _________________________________
                                           Colleen Hummer
                                           Senior Vice President/ Mutual Funds
                                           Operations Administration


                                           Date: _______________________________

                                       -5-                    6/14/95

                                   EXHIBIT A

                             Operating Procedures

      1.   The Account
           -----------

           a. Schwab will open an omnibus account with each Fund. The Account shall be registered:

                Charles Schwab & Co., Inc.
                Special Custody Account for the Exclusive Benefit of Customers
                Attention: Mutual Funds
                101 Montgomery Street
                San Francisco, California 94104

The Account will be set up for the reinvestment of capital gains and dividend distributions.

           b. The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

           c. The parties acknowledge that the Account in an omnibus account in Schwab's name with shares held by any number of beneficial owners. Schwab represents that the shares in the Account are customer securities and are segregated from Schwab's own assets. Fund Company represents that the shares in the Account are carried free of any charge, lien or payment of any kind in favor of the Fund or any person claiming through the Fund.

           d. The Account shall be kept open on the Fund's books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund's prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

           e. Schwab has the right to open additional accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessary for Schwab to open an account with a Fund for the payment of distributions in cash, the term "Account" shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash.

           f. Schwab reserves the right to issue instructions to each Fund to move shares between the Account and any other account Schwab may open.

      2.   Purchase and Redemption Orders
           ------------------------------

           For each day on which any Schwab customer places with Schwab a purchase or redemption order for shares of a Fund, Schwab shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to the Fund an aggregate purchase order and an aggregate redemption order. Schwab will accept orders to purchase and redeem Fund shares from its customers no later than 1:00 P.M. Pacific Time (market close). Schwab will communicate the order to the Fund prior to a mutually agreed upon time.

      3.   Settlement of Transactions
           --------------------------

           a. Schwab will transmit the purchase price of the aggregate purchase order to the Fund by wire transfer on the next business day after the trade date. For purposes of this Agreement, a "business day" is any day the New York Stock Exchange is open for trading.

           b. For each business day on which Schwab places a redemption order for a Fund within the time designated by the Fund, Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption orders for the Fund(s) placed by Schwab on that day. Such redemption proceeds will be sent by wire transfer on the next business day following the trade date for the redemption orders; provided that Fund Company may, in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes.

           c. Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire.

           d. Should a Fund need to extend settlement on a trade, Fund Company must contact Schwab on trade date to discuss the extension. For purposes of determining the length of settlement, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

           e. In the event that a Fund cannot verify redemption proceeds, Fund Company will settle trades and forward redemption proceeds in accordance with this Agreement based on the information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

           f. If a trade is settled in error, Fund Company shall notify Schwab orally and confirm in writing the name of the Fund, the Account number and the date and amount of the error. If the error results in an overpayment to Schwab, it shall be corrected by debiting the Account. If the error results in an underpayment to Schwab, it shall be corrected by crediting the Account.

           g. Fund Company represents that each Fund that has reserved the right to redeem in kind has filed Form N-18F-1 with the Securities and Exchange Commission. For purposes of complying with the Fund's election on Form N-18F-1, Fund Company agrees that it will treat as a "shareholder" each shareholder that holds Fund shares through the Account, provided that Schwab provides to Fund Company, upon request, the name or account number, number of Fund shares and other relevant information for each such shareholder. Fund Company acknowledges that treatment of Schwab as the sole shareholder of Fund shares held in the Account for purposes of applying the limits in Rule 18f-1 under the 1940 Act would be inconsistent with the intent of Rule 18f-1 and the Fund's election on Form N-18F-1 and could unfairly prejudice shareholders that hold Fund shares through the Account.

      4.   Account Reconciliation Requirements
           -----------------------------------

           a. Schwab shall verify, on a next day basis, orders placed for the Account with each Fund. All activity in the Account must be reflected. Therefore any "as of" activity must be shown with its corresponding "as of" dates.

           b. The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. Fund Company agrees to make best efforts to avoid any errors, made by Fund Company, any Fund or agents of Fund Company or the Fund and not corrected on a next day basis, from hindering any routine daily requests such as transactions, transfer, dividends, etc. Fund Company agrees to promptly notify Schwab of any adjustments to an Account with any Fund initiated by Fund Company, any Fund, or any agent of either.

           c. Schwab must receive statements on or before the eighth business day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transactions by direct or indirect systems access.

      5.   Pricing
           -------

           Every business day on which there is a transaction in the Account and for each month-end business day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund's closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

      6.   Distributions
           -------------

           a. Fund Company shall provide distribution information to Schwab in a timely manner to enable Schwab to pay distributions to its customers on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (i) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) business days prior to record date, (ii) the record date share balance in the Account and the distribution rate per share on the first business day after record date, and (iii) the reinvest price per share as soon as it is available. Other distribution information contained in, and in the same format as, Schwab's Dividend Information Sheet (provided separately) shall be provided on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

           b. As to each Fund, Schwab shall hold the information as to the amount of the pending distribution in strictest confidence, and shall use such information only for the purpose of computing the amounts of cash distributions to be paid to Schwab customers until Fund or Fund Company shall have made such information generally available to the public. Schwab will maintain and enforce rules and policies designed to protect against unauthorized access to, or use of, the information during such period by anyone other than Schwab employees who have a need to know the information for this purpose.

           c. Prior to 10:00 a.m., Eastern Time on the next business day following receipt of the reinvest price per share as provided in paragraph 6(a)(iii) above, Schwab shall notify Fund Company of the aggregate number of Fund shares with respect to which the purchase is required to be rescinded in order to pay the distribution in cash to Schwab customers who have elected to receive their capital gain distributions and/or dividends in cash. Fund Company agrees that the purchase of such aggregate number of Fund shares may be rescinded. Fund Company or such Fund shall wire the proceeds of such rescission from the Fund to the Account on the same business day.

           d. For each Fund that pays daily dividends, Fund Company shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

           e. In the event that Schwab maintains an Account with a Fund for the payment of distributions in cash, Fund Company shall wire, on payable date, any cash distribution from the Fund to the Account.

           f. Each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

           g. For annual tax reporting purposes, Fund Company shall inform Schwab of the portion of each Fund's distributions that include any of the following: foreign source income, tax exempt income by state of origin or return of capital.

           h. Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

           i. Upon notice from Fund Company, Schwab shall effect mergers, splits and other reorganization activities of a Fund for its customers.

      7.   Price and Distribution Rate Errors
           ----------------------------------

           a. In the event adjustments are required to correct any error in the computation of the net asset value or public offering price of a Fund's shares or in the distribution rate for a Fund's shares. Fund Company shall notify Schwab as soon as possible after discovering the need for such adjustments. Notification can be made orally, but must be confirmed in writing. The letter shall be written on Fund Company letterhead and must state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that Schwab may send this writing, or derivation thereof, to Schwab's customers whose accounts are affected by the price of rate change.

           b. If Schwab's customers have received amounts in excess of the amounts to which they are entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit its customers brokerage accounts in the amount of such excess and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts.

           c. If adjustment is necessary to correct an error which has caused Schwab's customers to receive amounts less than the amounts to which they are entitled, the Fund shall make all necessary adjustments to the number of shares owned in the Account and distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such payment to each Schwab customer.

           d. For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund. When making adjustments for an error, a Fund shall not net same day transactions in the Account. Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the account until such agreement is reached.

      8.   Record Maintenance
           ------------------

           a. Schwab shall maintain records for each of its customers who holds Fund shares through the Account, which records shall include:

           i.   Number of shares;
           ii. Date, price and amount of purchases and redemptions (including dividend reinvestments) and date and amounts of dividends paid for at least the current year to date;
           iii. Name and address of each of its customers, including zip codes and social security numbers or taxpayer identification numbers;
           iv.  Records of distributions and dividend payments;
           v.   Any transfers of shares; and
           vi.  Overall control records.

           b. Schwab will be responsible for accurately posting transactions in Fund shares to its customers' brokerage accounts.

      9.   Transfer of Accounts
           --------------------

           a. Fund Company agrees to transfer shares between accounts for Schwab customers or other street name brokers held directly with a Fund and the Account on the Fund's records. For the purpose of expediting direct transfers from accounts for Schwab customers, Fund Company will accept by facsimile transmission a summary sheet of information indicating the customers' names, account numbers, the Fund affected and the number of shares to be re-registered. For record keeping purposes, actual copies of transfer forms will be forwarded to a Fund upon its request for such forms.

           b. Schwab represents and warrants that for each transfer indicated in the summary sheet of information, it holds each underlying instruction for re-registration signed by its customer, and that its customer's signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange's Medallion Signature Program.

           c. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company ("indemnified person") from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer effected by the Fund in reliance on the summary sheet of information, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions on the summary sheet of information.

           d. Fund Company shall process all transfer requests into the appropriate Account. Schwab as custodian is qualified to accept in the Accounts shares from Fund IRA, Keogh or 401(k) accounts. At no time shall any Fund establish separate accounts registered to Schwab for the benefit of individual shareholders. In the event any such account is mistakenly opened, Schwab reserves the right to instruct such Fund to move Fund shares to the Account.

           e. Fund Company must confirm to Schwab the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date ("as of" date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401(k), etc.).

           f. Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for "trailing" dividends. Should a "trailing" dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) business days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer's social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

           g. If Schwab customers submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon Schwab's request, Fund Company agrees to provide the status of said certificates and book share balances.

      10.  Shareholder Communication
           -------------------------

           a. Fund Company shall arrange with a mailing agent designated by Schwab for the distribution of the materials listed below to all of Schwab's customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

           i. All proxy or information statements prepared for circulation to shareholders of record of such Fund;
           ii.  Annual reports;
           iii. Semi-annual reports;
           iv.  Quarterly reports (if applicable); and
           v.   All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for the mailing agent's fees in connection with this service as well as for timely distribution. Fund Company agrees to have the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

           b. In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund's prospectus.

           c. Fund Company shall ensure that the foregoing materials shall be in compliance with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Shareholder Communications Improvement Act of 1990, all applicable rules and regulations under any of such statutes, and any and all laws, rules and regulations that may be adopted and become applicable in the future.

           d. Fund Company shall ensure that the prospectus of each of its Funds discloses (i) that a broker may charge transaction fees on the purchase and/or sale of Fund shares, (ii) that duplicate mailings of Fund material to shareholders who reside at the same address may be eliminated, (iii) that the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available, (iv) that the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services, and (v) that the annual report contains additional performance information and will be made available to investors upon request and without charge.

           e. Schwab shall mail statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

           f. Schwab shall respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers after the effective date of this Agreement, Schwab shall provide average cost basis reporting to assist customers in the preparation of income tax returns.

      11.  New Processing Systems
           ----------------------

           Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.

                                       A-6                     6/14/95

CHARLES SCHWAB
Mutual Fund Marketplace(R)

                                   EXHIBIT B

                               Fund Information

This exhibit must be completed for each Fund participating in Schwab's Mutual Fund Marketplace.

A.    General Information

      1.   a.   Name of Fund Company ___________________________________________

           b.   Name of Fund ___________________________________________________

           c.   Name of family of funds (if applicable) ________________________

           d.   Date Fund was established ______________________________________


      2.   The investment objective of the Fund is: (circle one)

           Note: if there is a difference, objective in parentheses indicates objective that will appear in Mutual Funds Performance Guide.

           EQUITY FUNDS

           a.   Aggressive Growth
           b.   Equity Income
           c.   Global (International/Global Equity)
           d.   Growth
           e.   Growth & Income
           f. Index (Note: circle an additional objective. Fund will appear under both "Index" and the circled objective in the Mutual Funds Performance Guide.
           g.   International (International/Global Equity)
           h.   Specialty Financial (Specialized)
           i.   Specialty Health (Specialized)
           j.   Specialty Natural Resources (Specialized)
           k.   Specialty Precious Metals (Precious Metals/Gold)
           l.   Specialty Technology (Specialized)
           m.   Specialty Utility (Specialized)
           n.   Specialty (Unaligned) (Specialized)
           o.   Small Company (Aggressive Growth)

           If you circled one of the categories above, your investment philosophy is based on: (circle one)

           a.   Value
           b.   Growth

           HYBRID FUNDS

           a.   Balanced
           b.   Asset Allocation (Flexible Portfolio)

           TAXABLE BOND FUNDS

           a.   General Corporate Bond-Short/Intermediate Term
           b.   General Corporate Bond-Long Term
           c.   High Quality Corporate Bond-Short/Intermediate Term
           d.   High Quality Corporate Bond-Long Term
           e.   High Yield Corporate Bond
           f.   General Government Bond-Short/Intermediate Term
           g.   General Government Bond-Long Term
           h.   Mortgage-Backed Government Bond-GNMA/ARM
           i.   U.S. Treasury Bond-Short/Intermediate Term
           j.   U.S. Treasury Bond-Long/Term
           k.   International/Global Bond

           MUNICIPAL BOND FUNDS

           a.   Municipal Bond-Short/Intermediate Term
           b.   Municipal Bond-Long Term
           c.   High Yield Municipal Bond
           d.   Insured Municipal Bond (Long or Short Muni Bond)
           e.   California State Municipal Bond
           f.   New York State Municipal Bond
           g.   State Municipal Bond (General State Muni)

Please describe the fund's investment orientation in 125 characters or less. This information will be used in the Charles Schwab Mutual Funds Performance Guide and the internal mutual fund screens accessed by our registered representatives.
________________________________________________________________________________

________________________________________________________________________________

      3.   Omnibus Account Number(s)____________________________________________

      4.   Cusip Number ________________________________________________________

      5.   NASDAQ Quote Symbol _________________________________________________

      6. Does the Fund provide daily quotations to quotation vendors? (yes or no) _____

      7.   Is Fund price listed in the Wall Street Journal? (yes or no) _____

      8.   Assets in Fund ($) ______________ (as of date) ___________

      9.   Number of Shareholders ___________ (as of date)___________

      10. What are the Fund's minimum investment requirements for order placement?

           a.   Initial Investment ($) _________________________________________

           b.   Subsequent Investment ($) ______________________________________

           c. If the Fund has a lower minimum investment for Qualified RetirementPlans and that minimum would apply to retirement accounts held by a Schwab customer (not fund prototype plans), what is the minimum qualified plan investment for order placement?

                i.   Initial IRA Investment ($) ________________
                ii.  Subsequent IRA Investment ($) _____________
                iii. Initial Keogh Investment ($) ______________
                iv.  Subsequent Keogh Investment ($) ___________
                v.   Initial 401(k), 403(b) ($) ________________
                vi.  Subsequent 401(k), 403(b) ($) _____________
                vii. Custodial account minimum ($) _____________

      11. Does the Fund impose any load or other charges that result in different prices for purchases and redemptions? (yes or no) _____

           If yes, please indicate the type and amount of charges incurred when purchasing or redeeming shares.

           a.   Front-end load (yes or no) _____ If yes, _____ %

           b.   Back-end load (yes or no) _____ If yes, _____ %

           c.   Is back-end load a contingent deferred load? (yes or no) _____

           If yes, please explain_______________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

           d.   Redemption fee (yes or no) _____ If yes, _____ %

           e.   Is redemption fee based on age? (yes or no) _____

                If yes, please explain__________________________________________
                ________________________________________________________________
                ________________________________________________________________
                ________________________________________________________________

           f.   12b-1 fee (yes or no) _____ If yes, _____ %

                If yes, what is the criteria for broker-dealers to assess the Fund for their prorated portion of 12b-1 fees for their own marketing and distribution expenses? ___________________________
                ________________________________________________________________
                ________________________________________________________________
                ________________________________________________________________

      12. If the Fund charges loads, are there any privileged accounts (such as accounts managed by an investment advisor or accounts for employee trusts, pension, profit-sharing, or other employee benefit plans that qualify under Sections 401, 403(b)(7), or 457 of the Internal Revenue
           Code) that are not subject to a sales charge? (yes or no) _____

           If yes, please list those accounts, their requirements and their special privileges
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

      13. Schwab places its usual customer purchase orders in dollars at the Fund. On an exception basis, it is necessary to place orders in shares to reconcile share differences. Does the fund allow purchase orders in shares? (yes or no) _____

           Does the Fund allow redemption orders in dollars? (yes or no) _____

      14. Does the Fund and/or the transfer agent charge any special fees in connection with any transaction? (yes or no) _____

           If yes, please explain ______________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________


      15.  a.   Does the Fund allow telephone purchases? (yes or no) _____

           b.   Does the Fund allow telephone redemptions? (yes or no) _____

           c. Will Schwab be allowed to place telephone orders for purchases and redemptions? (yes or no) _____

           d. Are there limits on the number of redemptions or round trips among funds in fund family? (yes or no) _____

           e. If answer to 14(d) is yes, will those limits be varied for Schwab customers? (yes or no) _____

      16.  Does the Fund offer any exchange transaction privileges? (yes or no)
           _____

           If yes, is there a fee charged for this transaction? (yes or no) ____ If yes, please explain ______________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

      17.  Does the Fund reserve the right to redeem in kind? (yes or no) _____

           If no, please skip to #18. If yes, please answer the following:

           a. Where can the language in the prospectus disclosing the reservation of the right to redeem in kind be located? (page number) _____

           b. Has the Fund filed an election on Form N-18F-1 with the SEC limiting its right to redeem in kind? (yes or no) _____

      18.  Is the Fund registered for sale in all 50 states? (yes or no) _____

           If no, please list those states in which the Fund is not registered
           _____________________________________________________________________
           _____________________________________________________________________

           Is the Fund registered for sale in Puerto Rico? (yes or no) ____

           Has the fund authorized the sale of its shares in the Virgin Islands? yes or no) _____ If yes, please list and explain any restriction on such sale.
           _____________________________________________________________________
           _____________________________________________________________________

           Is the Fund registered in any other U.S. territory? (yes or no) _____ If yes, please list those territories
           _____________________________________________________________________

      19.  Is the Fund registered for sale in any foreign country? (yes or no)
           _____

           If yes, please list _________________________________________________

           Are there restrictions on such sales? (yes or no) ______

           If yes, please explain_______________________________________________
           _____________________________________________________________________
           _____________________________________________________________________


           THE FUND AGREES TO NOTIFY IMMEDIATELY SCHWAB OF ANY CHANGES TO THE ABOVE REGISTRATION INFORMATION.

      20.  What is the date of the current Fund prospectus?
           _____________________________________________________________________

      21. Does the Fund prospectus contain the disclosure that a broker may charge a transaction fee if shares are purchased and/or redeemed through a broker? (yes or no) _____ On what page number is the disclosure mentioned? _____

      22.  At what intervals are new Fund prospectuses issued and available?
           _____________________________________________________________________

      23.  Does the Fund currently have a supplement or sticker? (yes or no)
           ____

           If yes, please explain_______________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

      24. What is the lead time on shipping prospectuses after the order has been received?
           _____________________________________________________________________

      25. What method of shipment does the Fund normally use to ship its prospectuses? (UPS, Federal Express, etc.) __________________________

           _____________________________________________________________________

      26. What is the Fund's policy on maximum/minimum order size for literature? _____ (minimum) _____ (maximum)

B.    Distribution Information

      Questions B1-7 should be completed for all funds.


      1.   How many decimal places is the dividend rate? ________________

      2. At what interval and in which month(s) does the fund pay dividends (i.e., monthly, quarterly, semi-annually, annually, etc.)?
           _____________________________________________________________________
           _____________________________________________________________________

           a. Are distributions declared and paid on a regular schedule? (yes or no) _____

           If so, what is the schedule or rule used to determine future payments?
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

           b. On what date are reinvested dividend shares posted to accounts? (ex-date, payable date, other?)
           _____________________________________________________________________
           _____________________________________________________________________

      3. Does the Fund pay its capital gain in December? (yes or no) _____ if no, in what month is it paid?

      4. Are distributions reinvested at the net asset value or public offering price?
           _____________________________________________________________________

      5. At what day's price is dividend reinvestment calculated (ex-date, payable date, other?)?
           _____________________________________________________________________

           a.   What time of day is the reinvestment price available?___________


C     Daily Dividend Fund Information

      Questions C1-13 are for daily dividend funds only.

      1. Distribution Accrual Period: For each dividend accrual period, dividends are accrued beginning on the _____ day of the _____ (month/quarter) and ending on the _____ day of the _____ (month/quarter).

      2. Distribution Payable Date: On what day of the month are dividends payable?
           _____________________________________________________________________

      3. Daily Rate: To what number of decimal places is the daily dividend rate calculated: _________

      4. Does the Fund compound daily? _____ At what time of day are the daily dividend rates available? ___________________________________________


      5. Purchases begin accuring dividends on which days? (trade date plus one calendar day, trade date plus one business day, settlement day, settlement day plus one, other)
           _____________________________________________________________________

      6. Redemptions accrue dividends up to and including which date? (trade date minus one calendar day, trade date minus one business day, trade date, settlement date)

           _____________________________________________________________________

      7.   Does the Fund process weekend cumulative rates on Friday or Monday?
           _____________________________________________________________________

      8.   Does the Fund split its weekend rate (Friday/Saturday,
           Sunday/Monday)?
           _____________________________________________________________________

      9. If the accrual period ends on a weekend or holiday, how does this affect the Fund's accrual period?
           _____________________________________________________________________
           _____________________________________________________________________

      10. At what day's price is dividend reinvestment calculated (payable, other)?
           _____________________________________________________________________

      11. On which day of the Fund's accrual period do reinvested dividends and capital gains begin accruing interest? (payable, payable date plus one calendar day, payable date plus one business day)
           _____________________________________________________________________

      12. On a transfer of shares from an individual account to Schwab's omnibus account, does the accrual: (check appropriate item)

           a. _____ Follow the transferred shares

           b. _____ Remain with the direct customer account as an accrual and reinvested at the next payable date

           c. _____ Remain at the customer account as an accrual to be paid in cash at the next payable date

           d. _____ Other (please explain)

           Fund Company acknowledges and understands that Schwab will rely on the information provided herein. Fund Company represents and warrants that the information set forth in the foregoing Exhibit B is true, correct and complete as of the date set forth beneath the signature below. Schwab will use this information in determining whether to make the above Fund available to customers through the MFMP. Fund Company agrees to notify Schwab immediately of any changes to the foregoing information.


                                        ________________________________________
                                        (Name of Fund Company)

                                        On behalf of


                                        ________________________________________
                                        (Name of Fund)

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________